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                                                                    Exhibit 10.2

                             LASALLE NATIONAL BANK
                            135 South LaSalle Street
                            Chicago, Illinois  60603

                               September 1, 1998

Solder Station-One, Inc.
c/o Heartland Technology, Inc.
547 West Jackson Boulevard
Chicago, Illinois  60661

Attention:  Lawrence S. Adelson

     Re:  Waiver of Payment under Term Credit Commitment ("Waiver")
          ---------------------------------------------------------

Dear Mr. Adelson:

     Reference is hereby made to that certain Loan and Security Agreement dated as of April 10, 1998 (the "Loan Agreement") by and among LaSalle National Bank, a national banking association ("Bank"), Solder Station-One, Inc., a California Corporation, and SS Acquisition Corporation, a California Corporation (collectively the "Borrower"). Terms not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

     Borrower has requested a temporary ninety (90) day waiver from paying the Thirty-Three Thousand Three Hundred Thirty-Three Dollar ($33,333) monthly principal and interest payment due to Bank under that certain Term Note dated as of April 10, 1998 in the original principal amount of One Million Two Hundred Thousand Dollars ($1,200,000) payable by Borrower to Bank (the "Term Note"), beginning August 31, 1998 through November 30, 1998 ("Waiver Period"). This letter serves as evidence of Bank's consent to the Waiver (for the limited purposes set forth herein) from making payments due and owing under the Term Note during the Waiver Period, subject to the following conditions:

     1. No interest payments due and owing by Borrower to each of Odilon and Enedina Cardenas pursuant to the terms of the Subordinated Notes shall be made following the date hereof until such time as Borrower's Debt Service Coverage Ratio is greater than or equal to 1.35:1.0 as of any measuring period as set forth in the Loan Agreement;

     2. Heartland Technology, Inc. will provide Bank with documentation satisfactory to Bank confirming its prior investment of an additional Fifty Thousand Dollars ($50,000) of equity in the Borrower which occurred on August 28, 1998 (the "Additional Equity"); and

     3. The Additional Equity and the waived amortization payments described above shall be used by Borrower to (i) pay all past due payables of Borrower and
(ii) partially repay all amounts currently outstanding under the Term Credit Commitment with any excess funds following payment of Borrower's past due payables referenced in (i) above.

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     To the extent Borrower satisfies each of the above conditions, any failure by Borrower to pay all amounts due and owing to Bank under the Term Note during the Waiver Period shall not constitute an Event of Default under the Loan Agreement. All amounts due and owing to Bank which are waived under the Term Note during the Waiver Period shall (i) continue to accrue interest as set forth in the Term Note from the date such payment was due until paid in full, and (ii) be paid in full upon the Maturity Date of the Term Credit Commitment.

     Any failure by Borrower or any other party to satisfy the terms and conditions of this Waiver within the time periods set forth herein shall constitute an Event of Default under the Loan Agreement and Bank shall be entitled to all rights and remedies under the Loan Agreement.

     The Waiver provided herein shall be specifically limited to the items set forth above only and shall not suspend, waive or affect any other covenant or condition contained in the Loan Agreement. Except as otherwise provided herein, all terms and conditions of the Loan Agreement remain in full force and effect.

     Borrower hereby agrees to pay all legal fees, costs and expenses incurred by Bank in connection with the negotiation, preparation and consummation of this Waiver, including, but not limited to, payment of a waiver fee in the amount of $2,000 to Bank.

                                    Very truly yours,

                                    LASALLE NATIONAL BANK


                                    By:
                                       ---------------------------
                                    Name:
                                         -------------------------
                                    Title:
                                          ------------------------


ACCEPTED AND AGREED to              ACKNOWLEDGED AND AGREED to
this ___ day of September, 1998.    this ___ day of September, 1998.


SOLDER STATION-ONE, INC.
                                    ------------------------------------
                                    Odilon Cardenas
By:
   ----------------------------
Name:
     --------------------------     -------------------------------------
Title:                              Enedina Cardenas
      -------------------------

                                                                   Page 24 of 31